MTBC Posts Q3 2016 Results; Discusses Quarterly Achievements

Company reports sequential quarterly revenue growth and discusses MediGain Acquisition

●	Revenue of $5.3 million for the quarter and $15.7 million year-to-date

●	GAAP net loss of $1.5 million, or $0.17 per share for the quarter

●	Non-GAAP adjusted net income of ($208,000), or ($0.02) per share for the quarter

●	Adjusted EBITDA of $130,000 for the quarter and $209,000 year-to-date

SOMERSET, N.J. — November 10, 2016 (Marketwired) — Medical Transcription Billing, Corp. (NASDAQ: MTBC), a leading provider of proprietary, cloud-based electronic health records, practice management and mHealth solutions, today announces financial and operational results for third quarter 2016 and provides a review of its largest acquisition to-date and its upcoming offering of additional shares of its non-convertible Series A Preferred Stock.

“We are pleased to announce another quarter of quarter-over-quarter revenue growth,” says Mahmud Haq, MTBC’s chairman and chief executive officer. “Even though we continue to report a GAAP net loss, which is largely a result of non-cash amortization and depreciation expense, we are proud to report four consecutive quarters of positive adjusted EBITDA.”

As previously announced, on October 3, MTBC closed its largest acquisition to date as it acquired substantially all of the assets of MediGain, LLC, a Texas-based medical billing company, and its subsidiary, Millennium Practice Management, LLC, a New Jersey-based medical billing company. Expected to be accretive to shareholders in 2017, the acquisition reflects the strategic nature of MTBC’s acquisition-based growth strategy.

“We are greatly encouraged by the growth opportunities provided by our recent acquisition of MediGain. The successful closing of this transaction has positioned MTBC to experience exponential growth through access to new, untapped markets,” says Haq. “In turn, we expect to expand our client base and deliver significant revenue growth in 2017.”

Acquisition Highlights

●	The acquired accounts in good standing have annual revenues of more than $10 million, which will contribute to MTBC’s overall revenue growth in 2017;

●	MediGain was purchased for $7 million, which will be financed primarily through sale of additional Series A Preferred Stock, which is not dilutive to shareholders;

●	The incremental profits from this acquisition are expected to greatly exceed our cost of capital; it is expected that this acquisition will be accretive to MTBC shareholders in 2017;

●	MTBC added experienced team members in North America, and expanded its Asia-based team to additional countries with talented, cost-effective workforces.

“We are excited by the opportunities presented with this acquisition and privileged to be able to support the team members formerly with MediGain as they continue to provide world-class practice management support to healthcare providers throughout the United States,” says Stephen Snyder, MTBC’s President. “We look forward to leveraging our combined team of professionals and proprietary technology to help healthcare providers increase their revenues and reduce operating costs. There are significant synergies between the two companies. Our global team of professionals and proprietary technology will allow us to continue improving operating margins while delivering outstanding service to our clients.”

Three and Nine Months Financial Results

“We are pleased to report consecutive quarterly revenue growth during each quarter of 2016 so far, and expect this trend will continue through year-end,” says MTBC Chief Financial Officer Bill Korn. “While our revenue on a year over year basis was down, this was principally due to the loss of clients during 2015 from the companies we purchased in the third quarter of 2014.”

Revenues for third quarter 2016 were $5.3 million, compared to $5.6 million in the same period last year, and $5.2 million for second quarter 2016.

The third quarter GAAP net loss was $1.5 million, 28% of net revenue, or $0.17 per share, compared to a GAAP net loss of $1.2 million in the same period last year. The GAAP net loss is largely a result of non-cash amortization and depreciation expense of $1.1 million. The increase in net loss compared to 2015 is partly the result of lower revenues, as well as increasing selling and marketing expense from $59,000 to $275,000. Direct operating costs were reduced by 5%, from $2.8 million in the third quarter of 2015 to $2.7 million in the third quarter of 2016, while general and administrative expenses declined 17% from $3.1 million to $2.6 million.

Non-GAAP adjusted net income for the third quarter was ($208,000), or ($0.02) per share, compared to the non-GAAP adjusted net Income of ($397,000) in the same period last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding, including shares which are part of contingent consideration.

Adjusted EBITDA for the quarter was $130,000, or 2.4% of revenue, compared to adjusted EBITDA of ($184,000), or (3.3%) of revenue, in the same period last year. Adjusted EBITDA has been positive each quarter since the fourth quarter of 2015.

MTBC’s revenues for the nine months ended September 30, 2016, were $15.7 million, compared to $17.7 million in the same period last year.

The nine-month GAAP net loss was $4.8 million, or 30% of net revenue, compared to a GAAP net loss of $3.9 million for the same period last year. The GAAP net loss is largely a result of non-cash amortization and depreciation expense of $3.5 million. The increase in net loss is partly the result of lower revenues. Direct operating costs were reduced by 21%, from $9.3 million in the first nine months of 2015 to $7.3 million in first nine months of 2016, while general and administrative expenses declined from $9.4 million to $8.2 million. The GAAP net loss was $0.53 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

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Non-GAAP adjusted net income was ($724,000), or ($0.07) per share, compared to the non-GAAP adjusted net income of ($1.5 million) in the same period last year.

Adjusted EBITDA for the nine-month period was $209,000 or 1.3% of revenue, compared to adjusted EBITDA of ($989,000), or (5.6%) of revenue, in the same period last year The improvement in adjusted EBITDA is primarily the result of our reduction in direct operating costs and general and administrative expenses.

“The difference of $5.0 million between adjusted EBITDA and the GAAP net loss in the nine months ended September 30, 2016, reflects $3.5 million of non-cash amortization and depreciation expense, $3.1 million of which results from amortization of intangibles resulting from our acquisitions. The remaining difference is based on $816,000 of stock-based compensation, $609,000 of integration and transaction costs related to recent acquisitions, $126,000 of provision for taxes, and $461,000 of net interest expense, offset by a $608,000 decrease in the contingent consideration liability,” says Korn.

MTBC is preparing to file a Registration Statement on Form S-1 to sell 400,000 additional shares of its 11% Series A Cumulative Redeemable Perpetual Non-Convertible Preferred Stock at a price of $25.00 per share. If all 400,000 shares are sold, this would result in net proceeds of approximately $9 million, of which $5 million will be used for the remaining payment of the MediGain acquisition. The Series A Preferred Stock is identical to the $7.4 million of Series A Preferred Stock issued in November 2015 and July 2016. It carries an 11% annual dividend payable monthly and a $25.00 liquidation preference. The shares are not convertible, have no stated maturity, and are not subject to a sinking fund or mandatory redemption. Shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares, which can occur at the Company’s option at any time after five years or within 120 days of a change of control. The Board of Directors has declared monthly dividends on the Preferred Stock payable through March, 2017. The proposed offering will be made only by means of a written prospectus forming a part of the S-1 Registration Statement to be filed.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EST on Thursday, November 10, 2016, to discuss the third quarter 2016 results. The conference call will be accessible by dialing 844-802-2438, or 412-317-5131 for international callers, and referencing “MTBC Third Quarter 2016 Earnings Call.” An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through December 31, 2016. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10095250.

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About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	7,110,495	$8,039,562
Accounts receivable - net of allowance for doubtful accounts of $291,000 and $250,000 at September 30, 2016 and December 31, 2015, respectively	2,136,747	2,211,979
Current assets - related party	24,988	13,200
Prepaid expenses and other current assets	658,117	621,492
Total current assets	9,930,347	10,886,233
Property and equipment - net	1,401,099	1,372,283
Intangible assets - net	3,929,856	5,379,404
Goodwill	9,473,765	8,971,994
Other assets	97,147	66,984
TOTAL ASSETS	24,832,214	$26,676,898
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	592,381	$370,441
Accrued compensation	587,668	627,450
Accrued expenses	564,823	650,221
Deferred rent (current portion)	56,877	37,987
Deferred revenue (current portion)	54,869	73,520
Accrued liability to related party	10,700	10,700
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	2,666,667	500,000
Notes payable - other (current portion)	380,076	582,023
Contingent consideration (current portion)	541,134	746,560
Dividend payable	202,578	159,236
Total current liabilities	7,657,773	5,758,138
Long - term debt, net of discount and debt issuance costs	4,645,216	4,836,384
Notes payable - other	161,610	66,539
Deferred rent	445,649	490,588
Deferred revenue	21,821	36,082
Contingent consideration	547,965	425,948
Deferred tax liability	286,162	171,269
Total liabilities	13,766,196	11,784,948
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 and 1,000,000 shares at September 30, 2016 and December 31, 2015, respectively; issued and outstanding 294,656 and 231,616 shares at September 30, 2016 and December 31, 2015, respectively	295	232
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,789,019 and 10,345,351 shares at September 30, 2016 and December 31, 2015,respectively; outstanding, 10,046,745 and 10,244,013 shares at September 30,2016 and December 31, 2015, respectively	10,789	10,346
Additional paid-in capital	26,025,496	24,549,889
Accumulated deficit	(13,920,103)	(9,147,507)
Accumulated other comprehensive loss	(386,674)	(398,979)
Less: 742,274 and 101,338 common shares held in treasury, at cost at September 30, 2016 and December 31, 2015, respectively	(663,785)	(122,031)
Total shareholders’ equity	11,066,018	14,891,950
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,832,214	$26,676,898

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
NET REVENUE	5,341,002	$5,612,715	15,663,687	$17,716,778
OPERATING EXPENSES:
Direct operating costs	2,670,385	2,812,242	7,292,415	9,271,916
Selling and marketing	274,796	59,350	838,721	276,783
General and administrative	2,569,399	3,089,717	8,173,272	9,409,095
Research and development	174,876	159,141	575,059	489,317
Change in contingent consideration	(196,882)	(367,479)	(607,978)	(1,283,294)
Depreciation and amortization	1,118,282	1,137,263	3,536,940	3,499,185
Total operating expenses	6,610,856	6,890,234	19,808,429	21,663,002
OPERATING LOSS	(1,269,854)	(1,277,519)	(4,144,742)	(3,946,224)
OTHER:
Interest income	10,918	5,884	25,310	19,869
Interest expense	(176,527)	(75,612)	(486,481)	(161,484)
Other (expense) income - net	(13,933)	61,869	(40,447)	165,228
LOSS BEFORE INCOME TAXES	(1,449,396)	(1,285,378)	(4,646,360)	(3,922,611)
Income tax provision (benefit)	45,309	(52,051)	126,236	(35,998)
NET LOSS	(1,494,705)	(1,233,327)	(4,772,596)	$(3,886,613)

Preferred stock dividend	231,473	-	549,945	-
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(1,726,178)	(1,233,327)	(5,322,541)	$(3,886,613)
Loss per common share:
Basic and diluted loss per share	(0.17)	(0.13)	(0.53)	$(0.40)
Weighted-average basic and diluted shares outstanding	10,006,121	9,730,728	10,031,212	9,712,721

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 (UNAUDITED)

	2016	2015

OPERATING ACTIVITIES:
Net loss	(4,772,596)	$(3,886,613)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,536,940	3,499,185
Deferred rent	(28,032)	(7,722)
Deferred revenue	(32,912)	(19,198)
Provision for doubtful accounts	205,289	90,116
Foreign exchange loss (gain)	72,360	(120,423)
Interest accretion on debt	145,038	11,669
Stock-based compensation expense	765,595	496,961
Change in contingent consideration	(607,978)	(1,283,294)
Acquisition settlements	(26,296)	(110,000)
Changes in operating assets and liabilities:
Accounts receivable	(160,523)	532,314
Other assets	211,651	103,331
Accounts payable and other liabilities	197,236	(1,205,003)
Net cash used in operating activities	(494,228)	(1,898,677)
INVESTING ACTIVITIES:
Capital expenditures	(319,870)	(327,452)
Cash paid for acquisitions	(1,425,000)	(120,562)
Net cash used in investing activities	(1,744,870)	(448,014)
FINANCING ACTIVITIES:
Contingent consideration payments	(153,799)	-
Proceeds from note payable to majority shareholder	-	410,000
Repayments of note payable to majority shareholder	-	(880,089)
Proceeds from long term debt, net of costs	1,908,141	3,585,335
Repayments of notes payable - other	(554,002)	(715,123)
Proceeds from issuance of preferred stock, net of costs	1,270,528	-
Proceeds from line of credit	6,000,000	8,663,766
Repayments of line of credit	(6,000,000)	(7,878,766)
Registration statement and bank costs	(119,406)	(242,182)
Preferred stock dividends paid	(506,603)	-
Purchase of common shares	(546,145)	-
Net cash provided by financing activities	1,298,714	2,942,941
EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,317	(31,668)
NET (DECREASE) INCREASE IN CASH	(929,067)	564,582
CASH - Beginning of the period	8,039,562	1,048,660
CASH - End of period	7,110,495	$1,613,242
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	189,725	$20,443
Contingent consideration resulting from acquisitions	678,368	$1,002,445
Dividends declared, not paid	202,578	$-
Purchase of prepaid insurance through assumption of note	313,577	$374,785
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	32,816	$9,759

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” and “adjusted EBITDA Margin,” which represents adjusted EBITDA as a percentage of total revenue, to our GAAP net loss.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net revenue	5,341,002	5,612,715	15,663,687	$17,716,778

GAAP net loss	(1,494,705)	(1,233,327)	(4,772,596)	$(3,886,613)

Provision (benefit) for income taxes	45,309	(52,051)	126,236	(35,998)
Net interest expense	165,609	69,728	461,171	141,615
Other expense (income)-net	13,933	(61,869)	40,447	(165,228)
Stock-based compensation expense	193,793	172,710	815,595	496,961
Depreciation and amortization	1,118,282	1,137,263	3,536,940	3,499,185
Integration and transaction costs	284,188	150,764	609,250	244,020
Change in contingent consideration	(196,882)	(367,479)	(607,978)	(1,283,294)
Adjusted EBITDA	$129,527	(184,261)	$209,065	$(989,352)

Adjusted EBITDA Margin	2.4%	(3.3%)	1.3%	(5.6%)

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Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net loss	(1,494,705)	(1,233,327)	(4,772,596)	$(3,886,613)

Other expense (income)-net	13,933	(61,869)	40,447	(165,228)
Stock-based compensation expense	193,793	172,710	815,595	496,961
Amortization of purchased intangible assets	949,685	942,124	3,076,810	3,090,999
Integration and transaction costs	284,188	150,764	609,250	244,020
Change in contingent consideration	(196,882)	(367,479)	(607,978)	(1,283,294)
Income tax expense related to goodwill	41,552	-	114,893	-
Non-GAAP Adjusted Net Income	(208,436)	(397,077)	(723,579)	$(1,503,155)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on September 30, 2016 and 2015 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net loss per share	(0.17)	(0.13)	(0.53)	$(0.40)

GAAP net loss per end-of-period share	(0.15)	(0.11)	(0.46)	(0.35)
Other expense (income)-net	0.00	0.00	0.00	(0.01)
Stock-based compensation expense	0.02	0.02	0.08	0.04
Amortization of purchased intangible assets	0.10	0.07	0.30	0.28
Integration and transaction costs	0.03	0.01	0.06	0.02
Change in contingent consideration	(0.02)	(0.03)	(0.06)	(0.12)
Income tax expense related to goodwill	0.00	0.00	0.01	0.00
Non-GAAP Adjusted Net Income per Share	(0.02)	(0.04)	(0.07)	$(0.14)

End-of-period shares	10,295,370	11,062,753	10,295,370	11,062,753

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Basic shares outstanding, beginning-of-period	10,237,240	11,009,503	10,797,486	9,711,604
Shares recorded/ reduced as contingent consideration	-	-	(304,848)	1,287,529
Forfeiture of shares to acquired businesses	-	-	-	(53,797)
Purchase of treasury stock	-		(644,565)
RSUs vested during the period	54,501	53,250	443,668	117,417
Shares issued to customers	3,629	-	3,629	-
End-of-period shares	10,295,370	11,062,753	10,295,370	11,062,753

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Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration, and “adjusted EBITDA Margin” as adjusted EBITDA as a percentage of total revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net Income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Investor and Media Contact:

Christine J. Petraglia

Managing Director

PCG Advisory Group

christine@pcgadvisory.com

 646-731-9817

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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